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                                                                                                              EXHIBIT 12


                                                               MERRILL LYNCH PREFERRED CAPITAL TRUST V
                                                                MERRILL LYNCH PREFERRED FUNDING V, L.P.
                                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                          (dollars in thousands)



                                                     FOR THE YEAR ENDED                 FOR THE PERIOD NOVEMBER 3, 1998
                                                      DECEMBER 31, 1999                        TO DECEMBER 25, 1998
                                          --------------------------------------      ------------------------------------
                                           MERRILL LYNCH         MERRILL LYNCH           MERRILL LYNCH      MERRILL LYNCH
                                             PREFERRED              PREFERRED              PREFERRED           PREFERRED
                                          CAPITAL TRUST V        FUNDING V, L.P.        CAPITAL TRUST V    FUNDING V, L.P.
                                          ---------------       ----------------      ------------------   ---------------


Earnings                                      $ 63,795              $ 74,798                $ 10,101             $ 11,829
                                              ========              ========                ========             ========


Fixed charges                                 $      -              $      -                $      -             $      -

Preferred securities distribution
     requirements                               61,880                63,795                   9,798               10,101
                                              --------              --------                --------             --------

Total combined fixed charges and
     preferred securities distributions       $ 61,880              $ 63,795                $  9,798             $ 10,101
                                              ========              ========                ========             ========

Ratio of earnings to combined
     fixed charges and preferred
     securities distributions                     1.03                  1.17                    1.03                 1.17


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